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                                                                    EXHIBIT 23.2
                                                                    ------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Discreet Logic Inc. Amended and Restated 1994 Restricted Stock and Stock Option Plan, the Discreet Logic Inc. 1995 Employee Stock Purchase Plan, the Discreet Logic Inc. 1995 Non-Employee Director Stock Option Plan and the Discreet Logic Inc. 1997 Special Limited Non-Employee Director Stock Plan of our report dated February 24, 1998 (except for the second paragraph of Note 1, which is dated January 25, 1999), with respect to the consolidated financial statements and schedule of Autodesk, Inc. included in its Annual Report (Form 10-K/A), as amended, for the year ended January 31, 1998 filed with the Securities and Exchange Commission.

                                    ERNST & YOUNG LLP

                                    /s/ ERNST & YOUNG LLP

San Jose, California
March 16, 1999